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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 14, 2005


                                OSPREY GOLD CORP.
             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


                 000-28107                        88-0399260
         (Commission File Number)      (IRS Employer Identification No.)


                   41A AVENUE ROAD, TORONTO, ONTARIO, L4G 6Z8
               (Address of Principal Executive Offices)(Zip Code)


                                 (416) 955-1588
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.03 Material Modification to Rights of Securities Holders.


     (1) As of Record date October 14, 2005, shareholders of record received a right, but not an obligation, to purchase 0.65 new Common Shares of the Company for every 1 existing Common Share held, at a price of $0.005 per Common Share issued in accordance with Rule 144. Amount to be raised is US$250,000 (Minimum) US$500,000 (Maximum). In addition, an over-subscription privilege had been included, allowing shareholders to subscribe for additional shares not subscribed for by the other shareholders on a pro rata basis. The rights will be non-transferable and are not expected to be listed as a separate security. The rights will be non-tradeable. Fractional shares will be rounded up to the nearest whole number. The closing of the Rights Offering will take place on November 7, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           OSPREY GOLD CORP.


                                           By: /s/ Georges Benarroch
                                               -----------------------------
                                               Georges Benarroch
                                               President



October 14, 2005